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                                                                     Exhibit 4.2



                              AMENDED AND RESTATED

                                    BYE-LAWS


                                       OF


                             NABORS INDUSTRIES LTD.



                                 (the "Company")

                 ----------------------------------------------


                                 INTERPRETATION

1.    (1)   In these Bye-laws, unless the context otherwise requires:

            "APPLICABLE LAW" means all applicable laws, regulations or rules of any statutory or non-statutory body, whether foreign or domestic, governing the Company, the securities of the Company or the issue of, or the trading therein, including the Companies Acts;

            "BERMUDA" means the Islands of Bermuda;

            "BOARD" means the board of directors of the Company;

            "BYE-LAWS" means these Bye-laws in their present form or as from time to time amended;

            "CLEAR DAYS" means, in relation to the period of a notice, that period excluding the day on which the notice is given or served, or deemed to be given or served, and the day for which it is given or on which it is to take effect;

            "COMPANIES ACTS" means every Bermuda statute, regulation and order from time to time in force concerning companies insofar as the same apply to the Company;

            "COMPANY" means Nabors Industries Ltd., an exempted company incorporated in Bermuda with registration number 31431;

            "DIRECTOR" means a director for the time being of the Company;

            "OFFICER" means a Director, Secretary, or other officer of the Company appointed pursuant to these Bye-laws, but does not include any person holding the office of auditor in relation to the Company;

            "PAID UP" means paid up or credited as paid up;

            "PERSON ENTITLED BY TRANSMISSION" means a person whose entitlement to a Share in consequence of the death or bankruptcy of a Shareholder or of any other event giving rise to its transmission by operation of law has been noted in the Register pursuant to Bye-law 68.1;

            "REGISTER" means the register of Shareholders of the Company and includes any branch register;

            "REGISTERED OFFICE" means the registered office for the time being of the Company;

            "RESIDENT REPRESENTATIVE" means the person or, if permitted by the Companies Acts, the company appointed to perform the duties of resident representative of the Company as set out in the Companies Acts (and includes any assistant or deputy resident representative appointed by the Board);

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            "RESOLUTION" means a resolution of the Shareholders or, where required, of a separate class or separate classes of Shareholders, adopted in general meeting or passed in accordance with the provisions of these Bye-laws;

            "SEAL" means the common seal of the Company and includes any duplicate seal;

            "SECRETARY" means the Secretary of the Company or, if there are joint Secretaries, any of the joint Secretaries and includes a deputy or assistant Secretary and any person appointed by the Board to perform any of the duties of the Secretary;

            "SHAREHOLDER" means a holder of a Share (of any class);

            "SHARE" means any share in the capital of the Company;

            "SUBSIDIARY" and "HOLDING COMPANY" have the same meanings as in section 86 of the Companies Act 1981, except that references in that section to a company shall include any body corporate or other legal entity, whether incorporated or established in Bermuda or elsewhere; and

            "US DOLLARS" or "US$" means United States dollars.


2.    For the purposes of these Bye-laws, unless the context otherwise requires:

      (1) a company shall be deemed to be present in person at a meeting if its representative, duly authorised pursuant to these Bye-laws, is present;

      (2) words importing only the singular number include the plural number and vice versa;

      (3)   words importing only one gender include the other gender;

      (4) references to a company include any body corporate or other legal entity, whether incorporated or established in Bermuda or elsewhere;

      (5) references to a person include any company, partnership or other body of persons, whether corporate or not, any trust and any government, governmental body or agency or public authority, whether of Bermuda or elsewhere;

      (6) references to writing include typewriting, printing, lithography, photography, electronic mail and other modes of representing or reproducing words in a legible and non-transitory form;

      (7) references to anything being done by electronic means includes its being done by means of any electronic or other communications equipment or facilities and references to any communication being delivered or received, or being delivered or received at a particular place, include the transmission of an electronic or similar communication, to a recipient identified in such manner or by such means, as the Board may from time to time approve or prescribe, either generally or for a particular purpose;

      (8) references to a signature or to anything being signed or executed include such forms of electronic signature or other means of verifying the authenticity of an electronic or similar communication as the Board may from time to time approve or prescribe, either generally or for a particular purpose;

      (9) references to a dividend include a distribution paid in respect of Shares to Shareholders out of contributed surplus or any other distributable reserve;

      (10) any words or expressions defined in the Companies Acts, if not otherwise defined in or given a particular meaning by these Bye-laws, have the same meaning in these Bye-laws, except that the definition of "attorney" shall not apply;


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      (11)  (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given thereto; (b) the word "Board" in the context of the exercise of any power contained in these Bye-laws includes any committee consisting of one or more Directors and any local or divisional Board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated; (c) no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of any other power of delegation; and (d) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Bye-laws or under another delegation of the powers;

      (12) references to any statute or statutory provision (whether of Bermuda or elsewhere) includes a reference to any modification or re-enactment of it for the time being in force and to every rule, regulation or order made under it (or under any such modification or re-enactment) and for the time being in force and any reference to any rule, regulation or order made under any such statute or statutory provision includes a reference to any modification or replacement of such rule, regulation or order for the time being in force;

      (13) references to Shares with the general right to vote at general meetings of the Company are to those Shares (of any class or series) with the right to vote, other than Shares which entitle the holders to vote only in limited circumstances or upon the occurrence of a specified event or condition (whether or not those circumstances have arisen or that event or condition has occurred); and


      (14) reference to "days" in these Bye-laws when in relation to notice or limitation periods, deemed delivery, adjournments or Record Dates shall mean "Clear Days".


                                REGISTERED OFFICE

3. The Registered Office. The Registered Office of the Company shall be at such place within Bermuda as the Board may from time to time determine, but as at the date of adoption of these Bye-laws and until a change is effected, such Registered Office shall be at Cedar House, 41 Cedar Avenue, Hamilton, Bermuda HM 12. The Company may establish such other principal places of business as the Board may determine from time to time.


                           SHARE CAPITAL, SHARE RIGHTS

4. Authorised Share Capital. Subject to any special rights conferred on the holders of any Share or class of Shares, any in the Company may be issued with or have attached thereto such , deferred, qualified or other special rights or such , whether in regard to dividend, voting, return of capital or , as the Shareholders may by Resolution determine or, if there not been any such determination or so far as the same shall not make provision, as the Board may determine. As at the date of adoption these Bye-laws, the authorised share capital of the Company is $425,000 divided into 400,000,000 Common Shares par value US$0.001 per (the "Common Shares") and 25,000,000 Preferred Shares par value $0.001 per Share (the "Preferred Shares").

4.1   Subject to these Bye-laws, holders of the Common Shares shall:

      (a) be entitled to one vote for each Common Share held by such holder on the relevant record date on all matters submitted to a vote of the Shareholders;

      (b) be entitled to such dividends and other distributions in cash, Shares or property of the Company out of assets or funds of the Company legally available therefor, as the Board may from time to time declare; and


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      (c)   generally be entitled to enjoy all of the rights attaching to Shares under the Companies Acts.

4.2 For the purposes of these Bye-laws, the rights attaching to any of the Common Shares shall be deemed not to be altered by the allotment or issue by the Company of other Shares ranking in priority for payment of dividends or with respect to capital, or which confer on the holders voting rights more favourable than those conferred on the Common Shares, and shall not otherwise be deemed to be altered by the creation or issue of further Shares ranking pari passu with such Shares, or by the purchase or redemption by the Company of any of its own Shares.

4.3 The Board is hereby expressly authorised to provide for the issuance of all or any of the Preferred Shares in one or more classes or series, and to fix, for each such class or series, the number of Shares which shall constitute such class or series, full, limited or no voting power, designations, preferences, special rights, qualifications, limitations and restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board (a copy of which shall be attached as an appendix to, but shall not form a part of, these Bye-laws) providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be: (a) subject to redemption at the option of the Company or the holders, or both, at such time or times and at such price or prices; (b) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (c) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company; or (d) convertible into, or exchangeable for, any other class or classes of Shares, or of any other series of the same or any other class or classes of Shares, of the Company at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.


                             MODIFICATION OF RIGHTS


5. Share Rights May Be Altered. Subject to the Companies Acts, all or any of the special rights for the time being to any class of Shares issued may, unless otherwise expressly in the rights attaching to or by the terms of issue of the Shares that class, from time to time (whether or not the Company is being wound up) be altered or abrogated by a Resolution passed at a separate meeting of the holders of Shares of that class, voting in person or by proxy and representing at least a majority of the issued Shares of that class entitled to vote. To any such separate general meeting, all the provisions of these Bye-laws as to general meetings of the Company shall apply, except that every holder of Shares of the relevant class shall be entitled on a poll to one vote for every such Share held by such holder and any holder of Shares of the relevant class present in person or by proxy may demand a poll.


5.1 For the purposes of this Bye-law, unless otherwise expressly provided by the rights attached to any class of Shares, the rights attaching to any class of Shares shall be deemed not to be altered by the allotment or issue by the Company of other Shares ranking in priority of payment of dividends or with respect to capital, or which confer on the holders voting rights more favourable than those conferred on such class, and shall not otherwise be deemed to be altered by the creation or issue of further Shares ranking pari passu with such class, or by the purchase or redemption by the Company of any of its own Shares.


                                     SHARES


6. Shares at the Disposal of the Board. Subject to the other provisions of these Bye-laws, the unissued Shares of the Company (whether forming part of the original Share capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options, warrants or other rights over or otherwise deal with or dispose of them to such persons, at such times and for such consideration and generally on such terms and conditions as the Board may


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      from time to time determine. Shares may be issued in fractional denominations and in such event the Company shall deal with such fractions to the same extent as its whole Shares, so that a Share in a fractional denomination shall have, in proportion to the fraction of a whole Share that it represents, all the rights of a whole Share, including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

7. Board May Pay Commissions. The Board may, in connection with the issue of any Shares, exercise all powers of paying commissions and brokerages conferred or permitted by Applicable Law.

8. Board May Repurchase Shares. Subject to the Companies Acts, the Company may purchase its own Shares and the Board may (without the sanction of a Resolution) authorise any exercise of the Company's power to purchase its own Shares, whether in the market, by tender or by private agreement, at such prices (whether at par or above or below par) and otherwise on such terms and conditions as the Board may from time to time determine. The whole or any part of the amount payable on any such purchase may be paid or satisfied otherwise than in cash, to the extent permitted by the Companies Acts.

                              INCREASE OF CAPITAL


9. Shareholder Approval to Increase of Capital. The Shareholders may from time to time increase the Company's capital by such sum to be divided into Shares of such par value as the Shareholders by Resolution shall prescribe.

10. No Pre-emptive Rights. No holder of Shares of any class or other securities of the Company shall as such holder have any pre-emptive right to purchase Shares of any class or other securities of the Company or Shares or other securities convertible into or exchangeable for or carrying rights or options to purchase Shares of any class of the Company, whether such Shares or other securities are now or hereafter authorised, which at any time may be proposed to be issued by the Company or subjected to rights or options to purchase granted by the Company.


11. Shares Subject to Bye-laws. All existing Shares and any new Shares shall be subject to all the provisions of these Bye-laws.


                              ALTERATION OF CAPITAL


12. Shareholder Approval to Alteration of Capital. The Shareholders may (subject to Bye-law 12.1) from time to time by Resolution:

      (1) divide the Company's Shares into several classes and attach to them respectively any preferential, deferred, qualified or special rights, privileges or conditions;

      (2) consolidate and divide all or any of the Company's share capital into Shares of larger par value than any of its existing Shares;

      (3) sub-divide the Company's Shares or any of them into Shares of smaller par value than is fixed by its memorandum, provided, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in the case of the Share from which the reduced Share is derived;

      (4) make provision for the issue and allotment of Shares which do not carry any voting rights;

      (5) cancel Shares which, at the date of the passing of the relevant Resolution, have not been taken or agreed to be taken by any person, and diminish the amount of the Company's authorised share capital by the amount of the Shares so cancelled; and

      (6)   change the currency denomination of the Company's share capital.


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12.1  Where any disagreement arises in regard to any division, consolidation or sub-division under this Bye-law 12, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the Shares representing fractions, and the distribution of the net proceeds of sale in due proportion among the Shareholders who would have been entitled to the fractions, except that any proceeds in respect of any holding which are less than a sum fixed by the Board may be retained for the benefit of the Company. For the purpose of any such sale, the Board may authorise some person to transfer the Shares representing fractions to the purchaser, who shall not be bound to see to the application of the purchase money, nor shall such purchaser's title to the Shares be affected by any irregularity or invalidity in the proceedings relating to the sale.


13. Conversion of Preferred Shares. Subject to the Companies Acts and to any confirmation or consent required by Applicable Law or these Bye-laws, the Shareholders may from time to time by Resolution convert any Preferred Shares in the Company (unless otherwise expressly provided by the rights attaching to or by the terms of issue of the Preferred Shares in question) into redeemable Preferred Shares.


                              REDUCTION OF CAPITAL


14. Shareholder Approval to Reduction of Capital. Subject to the Companies Acts and to any confirmation or consent required by Applicable Law or these Bye-laws, the Shareholders may from time to time by Resolution authorise the reduction in any manner of the Company's issued share capital (but not to a sum less than the minimum share capital prescribed by its memorandum) or any share premium account.


14.1 In relation to any such reduction, the Shareholders may by Resolution determine the terms upon which the reduction is to be effected, including, in the case of a reduction of part only of a class of Shares, those Shares to be affected.


                            MEETINGS OF SHAREHOLDERS


15. Annual General Meeting. The Annual General Meeting of Shareholders shall be held in each calendar year on such date and at such time as shall be designated from time to time by the Board and stated in the notice of the meeting, at which meeting the Shareholders shall elect directors, appoint auditors and transact such other business as may properly be brought before the meeting. All other general meetings of the Shareholders called pursuant to the requirements of the Companies Act or these Bye-laws shall be referred to as Special General Meetings.


16. Special General Meetings. Special General Meetings of the Shareholders, may be called at any time for any purpose or purposes by the Board or as otherwise provided for by Applicable Law, and shall be held at such place, and at such hour as may be designated by the Board in the notice of the meeting; provided, however, that the time so fixed shall permit the giving of notice as provided in Bye-law 17, unless such notice is waived as provided by Applicable Law or by these Bye-laws. Special General Meetings shall also be called and held in such cases and in such manner as may be specifically required by the Companies Acts.


17. Notice of Meetings. Written notice of each meeting of the Shareholders, which shall state the place, date and hour of the meeting and, in the case of a Special General Meeting or where otherwise required by Applicable Law, the purpose or purposes for which it is called, shall be given, unless a different period is required by Applicable Law, not less than ten
      (10) nor more than sixty (60) days before the date of such meeting, by or at the direction of the person calling the meeting, to each Shareholder entitled to vote at such meeting by mail or by e-mail or any other electronic means at the Shareholder's address as it appears on the Register of Shareholders or at any other address given in writing by such Shareholder to the Company for such purpose. Notice of each Annual or Special General Meeting shall also be given in the same manner as described above to any Director or Resident Representative of the Company who has delivered a written



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      notice to the Company's registered office requiring that such notice be sent to such person. Any notice given in the manner set forth in this Bye-law 17 shall be deemed duly given and shall be deemed to have been served five days after dispatch if sent by post or twenty-four (24) hours after its dispatch by any other means. Except as otherwise provided by these Bye-laws and the Companies Acts, no business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the Shareholders entitled to vote thereat. When a meeting is adjourned to another time or place, notice need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days after the date of the original meeting, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting. The accidental omission to give notice of a meeting, or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.


18. Nature of Business at Meetings of Shareholders. Subject to the terms of these Bye-laws and the Companies Acts, no business may be transacted at an Annual General Meeting of the Shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorised committee thereof), (b) otherwise properly brought before the Annual General Meeting by or at the direction of the Board (or any duly authorised committee thereof) or (c) otherwise properly brought before the Annual General Meeting by any Shareholder of the Company (i) who is a Shareholder of record on the date of the giving of the notice provided for in this Bye-law 18 and on the record date for the determination of Shareholders entitled to vote at such Annual General Meeting and (ii) who complies with the notice procedures set forth in this Bye-law 18. 18.1 In addition to any other applicable requirements, for business to be properly brought before an Annual General Meeting by a Shareholder, such Shareholder must have given timely notice thereof in proper written form to the Secretary of the Company as provided below.

18.2 With regard to an Annual General Meeting, to be timely, a Shareholder's notice to the Secretary must be delivered to or mailed and received at the Registered Office and the principal executive offices of the Company as set forth in the Company's filings with the Securities and Exchange Commission not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual General Meeting of Shareholders; provided, however, that in the event that the Annual General Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the Shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual General Meeting was mailed or such public disclosure of the date of the Annual General Meeting was made, whichever first occurs.

18.3 To be in proper written form, a Shareholder's notice to the Secretary must set forth as to each matter such Shareholder proposes to bring before the Annual General Meeting (i) a brief description of the business desired to be brought before the Annual General Meeting and the reasons for conducting such business at the Annual General Meeting, (ii) the name and record address of such Shareholder, (iii) the class or series and number of Shares of the Company which are owned beneficially or of record by such Shareholder, (iv) a description of all arrangements or understandings between such Shareholder and any other person or persons (including their names) in connection with the proposal of such business by such Shareholder and any material interest of such Shareholder in such business and (v) a representation that such Shareholder intends to appear in person or by proxy at the Annual General Meeting to bring such business before the meeting.

18.4 No business shall be conducted at the Annual General Meeting of Shareholders except business brought before the Annual General Meeting in accordance with the procedures set forth in this Bye-law; provided, however, that, once business has been properly brought before the Annual General Meeting in accordance with such procedures, nothing in this Bye-law shall be deemed to

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      preclude discussion by any Shareholder of any such business. If the
      Chairman of an Annual General Meeting determines that business was not properly brought before the Annual General Meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.


19. Quorum. Except as otherwise required by Applicable Law, or these Bye-laws, at all meetings of the Shareholders, the holders of a majority of the Shares issued and outstanding and entitled to vote shall be present in person or represented by proxy in order to constitute a quorum for the transaction of any business. The Chairman or a majority vote of the Board or the affirmative vote of the holders of a majority of the Shares present in person or represented by proxy at the meeting and entitled to vote thereat, whether or not a quorum shall be present, may adjourn the meeting from time to time, to a specified date or place. At any such adjourned meeting at which a quorum may be present, the Company may transact any business which might have been transacted at the original meeting.


19.1 As to any matter with respect to which a separate class vote is required by the terms of the Companies Acts, the holders of a majority of the Shares of such class which are then outstanding and entitled to vote shall be present in person or represented by proxy in order to constitute a quorum for the purpose of any separate vote required by such class.


19.2 The absence from any meeting of the number of Shares required by Applicable Law or these Bye-laws for action upon one matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if the number of Shares required in respect of such other matters shall be present.


20. Organization. At each meeting of the Shareholders, the Chairman of the Board or, in his absence or inability to act, the most senior present Vice Chairman or, in the absence or inability to act of any Vice Chairman, the President or, in his absence or inability to act, a Vice President or, in his absence or inability to act, any person as may be designated by the Board or, in the absence of such designation, a chairman to be chosen at the meeting by the majority of those Shareholders present in person or represented by proxy shall act as chairman of the meeting. The Secretary or, in his absence or inability to act, an Assistant Secretary, or in his absence or inability to act, any person as may be designated from time to time by the Board shall act as secretary of each meeting of Shareholders and keep the minutes thereof; if no such person is present or has been chosen, the holders of record of a majority of Shares present in person or represented by proxy and entitled to vote at the meeting shall choose any person present to act as secretary of the meeting.


21. Order of Business. The order of business at all meetings of the Shareholders shall be as determined by the chairman of the meeting.


22. Voting and Required Vote. At each meeting of Shareholders, each Shareholder shall be entitled to one vote for each Share held by such Shareholder except as otherwise provided for by the rights attaching to such Share or these Bye-laws. Except as may otherwise be provided for in these Bye-laws, and subject to Applicable Law, at each meeting of Shareholders if there shall be a quorum, the affirmative vote of the holders of a majority of Shares present in person or represented by proxy and entitled to vote thereat, shall decide all matters brought before such meeting.

23. Proxies. Each Shareholder entitled to vote at any meeting of Shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. Each such proxy shall be in writing in any common form or in such other form as the Board may approve and, executed by the Shareholder or his duly authorized attorney-in-fact, but no such proxy shall be voted after three years from its date unless such proxy provides for a longer period. A duly



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      executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the Share itself or an interest in the Company generally.

23.1 The appointment of a proxy in relation to a particular meeting shall, unless the contrary is stated, be valid for any adjournment of the meeting and the appointment of a proxy in relation to a particular meeting or adjourned meeting shall unless the contrary is stated, be valid for any poll demanded at the meeting or adjourned meeting.

23.2 Subject to the Companies Act, the Board may also at its discretion waive any of the provisions of these Bye-laws relating to the execution and deposit of an instrument or other form of communication appointing or evidencing the appointment of a proxy or any ancillary matter (including, without limitation, any requirement for the production or delivery of any instrument or other communication to any particular place or by any particular time or in any particular way) and, in any case in which it considers it appropriate, may accept such instrument or other form of communication evidencing the appointment of a proxy or such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Shareholder at any general meeting.


24. List of Shareholders. A complete list of the Shareholders entitled to vote at any meeting, arranged in alphabetical order, with the address of each, and the number of Shares held by each, shall be prepared, or shall be caused to be prepared, by the Secretary and shall be open to examination of any Shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city in which the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any Shareholder who is present. The Share ledger shall be the only evidence as to the Shareholders entitled to examine the Share ledger, the list required by these Bye-laws or the books of the Company, or to vote in person or by proxy at any meeting of the Shareholders.


25. Voting by Fiduciaries, Pledgors and Joint Owners. Persons holding Shares in a fiduciary capacity shall be entitled to vote the Shares so held. Persons whose Shares are pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Company he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such Shares and vote thereon.


25.1 If Shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants-in-common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same Shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:


      (a)   if only one votes, his act binds all;


      (b)   if more than one votes, the act of the majority so voting binds all;
            and

      (c) if more than one votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the Shares, or a beneficiary, if any, may apply to such court as may have jurisdiction to appoint an additional person to act with the persons so voting the Shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. If the instrument so filed shows that any such tenancy is held in unequal interest, a majority or even-split for the purpose of this paragraph shall be a majority or even-split in interest.

26. Consent of Shareholders in Lieu of Meeting. Except in the case of the removal of auditors and Directors, anything which may be done by Resolution in general meeting may, without a meeting and without any previous notice being required, be done by Resolution in writing, signed by all of the Shareholders or their proxies, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts) on behalf of such Shareholder, being all of the Shareholders of the Company who at the date of the Resolution in writing would be entitled to attend a meeting and vote on the Resolution. Such Resolution in writing may be signed in as many counterparts as may be necessary.


                              ELECTION OF DIRECTORS


27. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company. Nominations of persons for election to the Board may be made at any Annual General Meeting of Shareholders, or at any Special General Meeting of Shareholders called for the purpose of electing directors, (a) by or at the direction of the Board (or any duly authorized committee thereof), (b) by any Shareholders of the Company pursuant to the valid exercise of the power granted under the Companies Act, or (c) by any Shareholder of the Company (i) who is a Shareholder of record on the date of the giving of the notice provided for in this Bye-law 27 and on the record date for the determination of Shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Bye-law 27.

27.1 In addition to any other applicable requirements, for a nomination to be made by a Shareholder, such Shareholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely, a Shareholder's notice to the Secretary must be delivered to or mailed and received at the Registered Office and the principal executive offices of the Company as set forth in the Company's filings with the Securities and Exchange Commission (a) in the case of an Annual General Meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual General Meeting; provided, however, that in the event that the Annual General Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the Shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual General Meeting was mailed or such public disclosure of the date of the Annual General Meeting was made, whichever first occurs; and (b) in the case of a Special General Meeting called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special General Meeting was mailed or public disclosure of the date of the Special General Meeting was made, whichever first occurs.

27.2 To be in proper written form, a Shareholder's notice to the Secretary must set forth (a) as to each person whom the Shareholder proposes to nominate for election as a Director (i) the name, age, business address and residential address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of Shares which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the Shareholder giving the notice (i) the name and record address of such Shareholder, (ii) the class or series and number of Shares which are owned beneficially or of record by such Shareholder, (iii) a description of all arrangements or understandings between such Shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named, in its notice, and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.


27.3 No person shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth in this Bye-law 27. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.


                               BOARD OF DIRECTORS


28. General Powers. The business and affairs of the Company shall be managed by or under the direction of a Board, which may exercise all such authority and powers of the Company and do all such lawful acts and things as are not by Applicable Law, or by these Bye-laws, directed or required to be exercised or done by the Shareholders or such other persons as provided therein.

29. Number, Election and Term of Directors. The Board shall consist of not less than five (5) and not more than eighteen (18) Directors. Directors shall be elected or appointed at the Annual General Meeting or at any Special General Meeting called for that purpose by a plurality of votes of the Shareholders, except that any vacancies which result from the death, resignation, retirement, disqualification or removal of a Director may be filled by a majority of the Board then in office provided that any Director elected to fill such a vacancy shall be subject to the same term of office as the director being replaced. Any general meeting may authorise the Board to fill any vacancy left unfilled at a general meeting. The number of Directors to be elected at any time within the minimum and maximum limitations specified herein shall be determined from time to time by the Board pursuant to a resolution adopted by the vote of a majority of the Board then in office provided always that there are at least two Directors to manage the affairs of the Company and provide a quorum for a meeting of the Board. Subject to the quorum requirements set forth in Bye-law 36, during the existence of a vacancy on the Board the remaining Directors shall have full power to act. No Director may appoint any other person as an alternate director to replace himself or herself.

29.1 The Board shall be divided as equally as may be practical into three classes. Each Director of the first class shall (unless his or her office is vacated in accordance with these Bye-laws) serve initially until the conclusion of the Annual General Meeting of the Shareholders held in the calendar year 2002, and subsequently shall (unless his or her office is vacated in accordance with these Bye-laws) serve for three-year terms, each concluding at the third Annual General Meeting after such class of Directors was last appointed or reappointed. Each Director of the second class shall (unless his or her office is vacated in accordance with these Bye-laws) serve initially until the conclusion of the annual general meeting of the Shareholders held in the calendar year 2003, and subsequently shall (unless his or her office is vacated in accordance with these Bye-laws) serve for three-year terms, each concluding at the third Annual General Meeting after such class of Directors was last appointed or reappointed. Each Director of the third class shall (unless his or her office is vacated in accordance with these Bye-laws) serve initially until the conclusion of the Annual General Meeting of the Shareholders held in the calendar year 2004, and subsequently shall (unless his or her office is vacated in accordance with these Bye-laws) serve for three-year terms, each concluding at the third annual general meeting after such class of Directors together was last appointed or reappointed. At each annual election thereafter, the successors of the Directors of the class whose term expires in that year shall be elected to hold office for a term of three years, so that the term of office of one class of Directors shall expire each year. All Directors upon election or appointment (but not on reappointment) must provide written acceptance of their appointment, in such form as the Board may think fit, by notice in writing to the Registered Office within thirty (30) days of their appointment.

29.2 If the number of Directors is changed, any increase in directorships or decrease in directorships shall be apportioned among the classes so as to make all classes as nearly equal in number as practical. In case of any increase in the number of Directors within the minimum and maximum limitations specified in this Bye-law, additional Directors may be appointed by the Board to fill such vacancy. Any such Director so appointed shall hold office for a term that shall coincide with the remaining term of that class to which he is elected and until his or her successor shall have been elected and qualified. No decrease in the number of Directors shall shorten the term of any incumbent Director.

29.3 The Shareholders may remove a Director prior to the expiration of his term, only for cause, at a Special General Meeting called for that purpose by the affirmative vote of a majority of the outstanding Shares entitled to vote at such meeting, provided notice of any such meeting shall be served upon the Director concerned not less than fourteen (14) days before the meeting and he or she shall be entitled to be heard at that meeting. Any vacancy created by the removal of a Director may be filled by the affirmative vote of a majority of the outstanding shares entitled to vote at the same meeting by the election of another Director in his or her place or, in the absence of any such election, by the Board.

30. Resignations. In addition to those circumstances in which a Director may be removed from office pursuant to these Bye-laws, the office of a Director shall be vacated:

      (1) if the Director resigns from office, on the date on which notice of his or her resignation is delivered to the Registered Office or tendered at a meeting of the Board or on such later date as may be specified in such notice; or

      (2) if the Director dies, becomes physically incapable of discharging his duty to the Company in accordance with Applicable Laws or becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health, on the date of death or the date on which the Board resolves that his or her office is vacated; or

      (3)   on his or her becoming bankrupt; or

      (4) on his or her being prohibited by Applicable Law from being a Director; or

      (5) on his or her ceasing to be a Director by virtue of any provision of the Companies Acts.


31. Annual Board Meetings. The annual meeting of the Board for the purpose of organizing the Board, appointing officers and members of committees and transacting other business, shall be held immediately following the Annual General Meeting of the Shareholders at the same place where such meeting of Shareholders shall be held or at such place and time as may be determined by the Board provided, however, that the time so fixed shall permit the giving of notice as provided in these Bye-laws.


32. Regular Board Meetings. Additional regular meetings of the Board may be held at such time and place as shall from time to time be determined by the Board,provided, however, that the time so fixed shall permit the giving of notice as provided in these Bye-laws.


33. Special Board Meetings. Special meetings of the Board may be called at any time by the Chairman of the Board, the Vice Chairman, the President or any Vice President or by two or more Directors and shall be held at such time and place as may be fixed by the person or persons calling the meeting; provided, however, that the time so fixed shall permit the giving of notice as provided in these Bye-laws.


34. Notice of Board Meetings. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to the Director personally or by word of mouth or sent to the Director by post, facsimile or other electronic means at his or her last known address or any other address given by him or her to the Company for this purpose. A Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business conducted at the meeting.


35. Organization of Board Meetings. The Chairman of the Board shall preside over all meetings of the Board at which he is present. In his absence or inability to act, the most senior Vice Chairman present at the meeting shall preside. In the absence or inability to act of the Chairman or any Vice Chairmen, the Board shall select a chairman of the meeting from among the Directors present. The Secretary or, in his absence or inability to act, an Assistant Secretary, or in his absence or inability to act, another Director selected by the Board shall act as secretary of the meeting and keep the minutes thereof.


36. Quorum and Voting at Board Meetings. At all meetings of the Board the presence in person of the greater of two Directors, and one-third of the total number of Directors constituting the entire Board then in office, shall be necessary and sufficient to constitute a quorum for the transaction of any business by the Board at such meeting, except as otherwise provided by these Bye-laws or Applicable Law. At any meeting of the Board, no action shall be taken (except adjournment, in the manner provided below) until after a quorum has been established.


36.1 Except as otherwise provided by Applicable Law or these Bye-laws, the act of a majority of Directors who are present at a meeting at which a quorum previously has been established (or at any adjournment of such meeting, provided that a quorum shall have previously been established at such adjourned meeting) shall be the act of the Board, regardless of whether or not a quorum is present at the time such action is taken. In determining the number of directors who are present at the time any such action is taken, any Director who is in attendance at such meeting but who, for just cause, is disqualified to vote on such matter, shall not be considered as being present at the time of such action for the purpose of establishing the number of votes required to take action on any matter submitted to the Board, but shall be considered as being present for purposes of determining the existence of a quorum.


36.2 In the event a quorum cannot be established at the beginning of a meeting, a majority of the Directors present at the meeting, or the Secretary of the Company, if there be no Director present, may adjourn the meeting from time to time until a quorum be present. Only such notice of such adjournment need be given as the Board may from time to time prescribe.


37. Regulations of the Board. The Board may adopt such rules and regulations for the conduct of its meetings and or the management of the business and affairs of the Company as it may deem proper and not inconsistent with Applicable Law and these Bye-laws.


38. Written Consent in Lieu of Board Meetings. A resolution in writing signed or approved by all the Directors shall be as valid and effectual as a resolution passed at a meeting of the Board duly called and constituted. Such a resolution may be contained in one document or in several documents in like form, each signed or approved by one or more of the Directors and shall take effect as of the time of the last signature is affixed.


39. Telephonic Participation in Board Meetings. Any and all members of the Board may participate in a meeting of the Board by means of a conference telephone, satellite, video-conference or similar communications equipment by means of which all persons participating in such meeting shall hear each other; participation in a meeting pursuant to this Bye-law 39 shall constitute presence in person at such meeting.


40. Compensation of Directors. Directors shall be entitled to such compensation for their services as Directors and to such reimbursement for any reasonable expense incurred in attending meetings of the Board as may from time to time be fixed by the Board. The compensation may be on such basis as is determined by the Board. Any Director may waive compensation for any meeting. Any Director receiving compensation under these provisions shall not be barred from serving the Company in any other capacity and receiving compensation and reimbursement for reasonable expenses for such other services.

41. Delegation of Board Powers. The Board may by power of attorney or otherwise appoint any person, whether nominated directly or indirectly by the Board, to be the attorney or agent of the Company and may delegate to such person any of the Board's powers, authorities and discretions (with power to sub-delegate) for such period and subject to such conditions as it may think fit. The Board may revoke or vary any such appointment or delegation, but no person dealing in good faith and without notice of such revocation or variation shall be affected by any such revocation or variation. Any such power of attorney or other documentation may contain such provisions for the protection and convenience of persons dealing with any such attorney or agent as the Board may think fit.

41.1 The Board may entrust to and confer upon any Officer any of its powers, authorities and discretions (with power to sub-delegate) on such terms and conditions with such restrictions as it thinks fit and either collaterally with, or to the exclusion of, its own powers and may from time to time revoke or vary all or any of such powers, but no person dealing in good faith and without notice of such revocation or variation shall be affected by any revocation or variation.

41.2 The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee of the Board, consisting of such number of Directors as it thinks fit. The Board may make any such delegation on such terms and conditions with such restrictions as it thinks fit and either collaterally with, or to the exclusion of, its own powers and may from time to time revoke or vary such delegation, but no person dealing in good faith and without notice of such revocation or variation shall be affected by any revocation or variation. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations that may be imposed on it by the Board. The power to delegate to a committee extends to all the powers, authorities and discretions of the Board generally and shall not be limited by the fact that certain provisions of these Bye-laws expressly refer to a committee or to the particular powers, authorities or discretions of the Board or a Board committee.


                                   COMMITTEES


42. Executive Committee. The Board may appoint an Executive Committee consisting of one or more Directors, one of whom shall be designated as Chairman of the Executive Committee. Each member of the Executive Committee shall continue as a member thereof until the expiration of his term as a Director or his earlier resignation or removal as a member of the Executive Committee or as a Director or until his death.


43. Powers of the Executive Committee. The Executive Committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but shall not have power or authority in reference to the following matters: (i) approving or adopting, or recommending to the Shareholders, any action or matter expressly required by Applicable Law to be submitted to Shareholders for approval or (ii) adopting, amending or repealing any Bye-law of the Company.


44. Procedures and Meetings of the Executive Committee. The Executive Committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules or as the members of the Executive Committee shall fix. The Executive Committee shall keep minutes of its meetings, which it shall deliver to the Board from time to time. The Chairman of the Executive Committee or, in his absence, a member of the Executive Committee chosen by a majority of the members present shall preside at meetings of the Executive Committee, and the Secretary, or in his absence, an Assistant Secretary, or in his absence another member of the Executive Committee chosen by the Executive Committee, shall act as secretary of the Executive Committee.


45. Quorum and Voting of the Executive Committee. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members present at any meeting at which there is a quorum shall be required for any action of the Executive Committee; provided, however, that when an Executive Committee of one member is authorized under the provisions of these Bye-laws, that one member shall constitute a quorum.


46. Other Committees. The Board may appoint such other committee or committees as it shall deem advisable and with such rights, powers, and authority as it shall prescribe. Each such committee shall consist of one or more Directors. Unless otherwise provided by the Board or these Bye-laws, a majority of the members of each such other committee shall constitute a quorum, and the acts of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee.


47. Vacancies; Committee Changes. In the absence or disqualification of a member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.


47.1 The Board shall have the power at any time to fill vacancies in, to change the membership of, and to discharge, any committee or any member of any committee.


48. Compensation of Committee Members. Members of any committee shall be entitled to such compensation for their services as members of the committee and to such reimbursement for any reasonable expenses incurred in attending committee meetings as may from time to time be fixed by the Board. Any committee member may waive compensation for any meeting. Any committee member receiving compensation under these provisions shall not be barred from serving the Company in any other capacity and from receiving compensation and reimbursement of reasonable expenses for such other services.


49. Telephonic Participation in Committee Meetings. Any and all members of any committee designated by the Board may participate in a meeting of such committee by means of conference telephone, satellite, video-conference or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in such a meeting pursuant to this Bye-law shall constitute presence in person at such meeting.


50. Written Consent in Lieu of Committee Meetings. A resolution in writing signed or approved by all the members of any committee of the Board shall be as valid and effectual as a resolution passed at a meeting of the committee duly called and constituted. Such a resolution may be contained in one document or in several documents in like form, each signed or approved by one or more of the committee members and shall take effect as of the time of the last signature is affixed.


                                     NOTICES


51. Waiver of Notices. Whenever any notice is required to be given by Applicable Law or these Bye-laws, a written waiver thereof; signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Neither the business to be transacted at, nor the purpose of any general meeting of Shareholders, any meeting of other securityholders, the Board, or any committee of the Board need be specified in any written waiver of notice unless so required by Applicable Law or these Bye-laws.


52. Attendance at Meetings. Attendance of a person at any meeting, whether of Shareholders or other securityholders (in person or by proxy), or the Board or any committee of the Board, shall constitute a waiver of notice of such meeting, except when such person attends such meeting for the express purpose of objecting, and objects, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not legally called or convened.


                                    OFFICERS


53. Number and Qualifications of Officers. The officers of the Company shall include the Chairman, one or more Deputy Chairmen, and a Secretary and may include a President, one or more Vice Presidents, a Treasurer and such other officers as may be elected or appointed in accordance with the provisions of these Bye-laws. As and when elected or appointed the officers shall have such power and perform such duties as set out in these Bye-laws. Any number of offices, except the offices of President and Secretary, may be held by the same person.


54. Selection, Term of Office and Qualification of Officers. The officers shall be elected from time to time by the Board at its first regular meeting after each Annual General Meeting of Shareholders. Each officer shall hold his office until his successor is elected and qualified or until he shall resign in the manner provided in these Bye-laws, or until he shall have been removed in the manner provided in these Bye-law, or until his death. Other officers, including without limitation one or more Assistant Treasurers and one or more Assistant Secretaries shall be chosen in such manner, hold office for such period, have such authority, perform such duties and be subject to removal as may be prescribed by the Board.


55. Resignations of Officers. Any officer may resign at any time upon written notice to the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt thereof by the Board or any such officer.


56. Removal of Officers. Any officer may be removed at any time, either with or without cause, by the Board; and any officer not elected by the Board may be removed in such manner as may be determined by the Board. Removal from office however, shall not prejudice the contractual rights, if any, of the person removed except as provided in such contract or such rights as otherwise may be afforded by Applicable Law.


57. Vacancies in any Office. Any vacancy occurring in any office of the Company which is required by these Bye-laws to be elected by the Board, whether by death, resignation, removal or otherwise, shall be filled for the unexpired portion of the term by the Board. A vacancy in any other office shall be filled in such manner as may be determined by the Board.


58. Chairman. The Chairman, subject to the direction of the Board, shall have general charge of the business, affairs and property of the Company and general supervision over its other officers and agents and shall see that all orders and resolutions of the Board are carried into effect and, subject to appointment by the Board, may also hold such other office including Chief Executive Officer of the Company.


59. Deputy Chairman. The Deputy Chairman or, in the event there be more than one, the Deputy Chairmen in the order designated, or in the absence of any designation, in the order of their seniority, shall have such powers and perform such duties as may from time to time be assigned to him by the Board and shall report to the Chairman, subject to the control of the Board.


60. The President. The President, subject to the control of the Chairman and the Board, shall have general and active management of the business of the Company and the general and active supervision and direction over the business operations and affairs of the Company and over its several officers, agents and employees and, subject to the appointment by the Board, may also hold such other office including Chief Operating Officer of the Company. He shall, unless also a Director, be an ex officio member of all committees of the Board. In general, he shall have such other powers and shall perform such other duties as usually pertain to the office of President or as from time to time may be assigned to him by the Board or these Bye-laws.


61. Vice Presidents. The Vice President or, in the event there be more than one, the Vice Presidents in the order designated, or in the absence of any designation, in the order of their seniority, shall have such powers and perform such duties as from time to time may be assigned to him by the Board.


62.   The Treasurer and Assistant Treasurers.


      The Treasurer shall:


      (a) have charge and custody of, and be responsible for, all the funds and securities of the Company;


      (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Company;


      (c) cause all moneys and other valuables to be deposited to the credit of the Company in such depositories as may be designated by the Board;


      (d) receive, and give receipts for moneys due and payable to the Company from any source whatsoever;


      (e) disburse the funds of the Company and supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefor;


      (f) render to the President and the Board at the regular meetings of the Board, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Company; and


      (g) in general, have all the powers and perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or the President.


      The Assistant Treasurer or Assistant Treasurers, if any, shall in the absence or disability of the Treasurer or at his request, perform his duties and exercise his powers and authority as may be assigned to him by the Board or the President.


63.   The Secretary and Assistant Secretaries.


      The Secretary shall:


      (a) attend all meetings of the Board, any committee of the Board, Shareholders and other securityholders and record all votes and the proceedings of such meetings in minute books to be kept by him for that purpose;


      (b) see that all notices are duly given in accordance with the provisions of these Bye-laws and as required by Applicable Law;


      (c) be custodian of the records and the seal of the Company and affix and attest the seal to all Share certificates of the Company (unless the seal of the Company on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Company under its seal;


      (d) see that the books, reports, statements, certificates and other documents and records required by Applicable Law to be kept and filed are properly kept and filed; and

      (e) in general, have all the powers and perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or the President.


      The Assistant Secretary or Assistant Secretaries, if any, shall, in the absence or disability of the Secretary or at his request, perform his duties and exercise his powers and authority as may be assigned to him by the Board or the President.


64. Compensation of Officers. The compensation of all officers of the Company shall be fixed from time to time by the Board; no officer of the Company shall be prevented from receiving compensation because he is also a Director of the Company.


                 SHARE CERTIFICATES, TRANSFERS AND TRANSMISSIONS


65. Share Certificates. Certificates for Shares of the Company shall be in such form, not inconsistent with these Bye-laws, as shall be approved by the Board and shall be signed by or in the name of the Company by the Chairman or by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, provided that the signatures of any such officers thereon may be facsimiles. The seal of the Company shall be impressed, by original or by facsimile, printed or engraved, on all such certificates. A certificate may also be signed by the transfer agent and a registrar as the Board may determine, and in such case the signature of the transfer agent or the registrar may also be facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Notwithstanding the foregoing, at the discretion of the Board or the Secretary, the Company may issue Shares in uncertificated form upon the initial issuance of such Shares or thereafter upon surrender of any certificates representing such Shares.

66. The Share Register. The Register shall be kept in the manner prescribed by the Companies Acts at the Registered Office or at such other place in Bermuda as may be authorised by the Board from time to time. The Company may also keep one or more branch registers at such place or places outside Bermuda to the extent and in the manner permitted by the Companies Acts, and the Board may make such regulations as it thinks fit regarding the keeping of any branch register and may revoke or vary any such regulations. The Board may authorise any Share on the Register to be included in a branch register or any Share registered on a branch register to be registered on another branch register, provided that at all times the Register is maintained in accordance with the Companies Acts.


67. Registration of Transfers. Registration of transfer of certificates representing Shares shall be effected only on the books of the Company only upon authorization by the registered holder thereof, or by his attorney authorized by power of attorney duly executed and filed with the Secretary or with a designated transfer agent or transfer clerk, and upon surrender to the Company or any transfer agent of the Company of the certificate or certificates being transferred, which certificate shall be properly endorsed or accompanied by a duly executed share transfer in the usual common form or in any other form that the Board may from time to time approve, proof of all necessary government and regulatory approvals governing the transfer of the Shares and the payment of all taxes thereon. Whenever a certificate is endorsed by or accompanied by a share transfer form executed by someone other than the person or persons named in the certificate, evidence of authority to transfer shall also be submitted with the certificate. Whenever any transfers of Shares shall be made for collateral security and not absolutely, and both the transferor and transferee request the Company to do so, such fact shall be stated in the entry of the transfer.

68. Transmission of Shares. In the case of the death of a Shareholder, the survivor or survivors, or the estate representative, as appropriate, shall be the only person or persons recognised by the

      Company as having any title to Shares held by such holder. Nothing in these Bye-laws shall release the estate of a deceased holder from any liability in respect of any Share held by such holder either solely or jointly with other persons. In this Bye-law, estate representative means the person to whom probate or letters of administration or confirmation as executor has or have been granted under the laws applicable to the estate of the deceased Shareholder or, failing such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-law.

68.1. In the case of a person becoming entitled to a Share in consequence of the death of a Shareholder or otherwise by operation of Applicable Law, the Board may require the production to the Company of such evidence of such person's entitlement as is prescribed by the Companies Acts or, to the extent that no such evidence is prescribed, as may from time to time be required by the Board. Upon production of such evidence the name and address of the person so entitled shall be noted in the Register.

68.2. Subject to these Bye-laws, any Person Entitled by Transmission to a Share shall be entitled to receive (and may give a discharge for) any dividends or other moneys payable in respect of the Share, to attend and vote in respect of the Share at general meetings of the Company and of the relevant class of Shareholders and generally to exercise in respect of the Share all of the rights or privileges of a Shareholder as if such person were registered as the holder of the Share.

68.3. Any Person Entitled by Transmission to a Share may elect either to be registered as the holder of the Share or to have a nominee registered as the transferee. Any such person electing to be registered shall deliver or send to the Company a signed written notice stating that such person so elects. Any such person electing to have a nominee registered shall signify that election by signing an instrument of transfer in favour of such nominee. All the provisions of these Bye-laws relating to the right to transfer and the registration of transfer of Shares shall apply to any such notice or instrument of transfer as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

68.4. The Board may at any time give notice requiring a Person Entitled by Transmission to a Share to elect either to be registered or to transfer the Share, and if the person does not comply with the notice within sixty
      (60) days the Board may withhold payment of all dividends and other moneys payable in respect of the Share until the person complies with the notice.

68.5. Subject to any directions of the Board from time to time in force, the Secretary may exercise all powers and discretions of the Board under this Bye-law 68.


69. Determination of Shareholders. Except as otherwise provided by Applicable Law, the Company shall be entitled to recognize the exclusive right of a person in whose name any Share or Shares stand on the register of Shareholders as the owner of such Share or Shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, the Company may hold any such Shareholder of record liable for calls and assessments and the Company shall not be bound to recognize any trust or any equitable, contingent, or legal claim to or interest in any such Share or Shares on the part of any other person whether or not it shall have express or other notice thereof.


70. Regulations, Governing Issuance and Transfer of Shares. The Board shall have the power and authority to make all such rules and regulations, not inconsistent with these Bye-laws, as it may deem expedient concerning the issue, transfer and registration of Shares. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all Share certificates to bear the signature or signatures of any of them.


71. Fixing Record Date. In order that the Company may determine the Shareholders of record entitled to notice of, or to vote at, any meeting of Shareholders or any adjournment thereof, or entitled to


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


      express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Share or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. Except as otherwise provided by Applicable Law, or these Bye-laws or by resolution of the Board:


      (1) The record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;


      (2) The record date for determining Shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed; and


      (3) The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.


71.1 A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.


72. Lost, Stolen or Destroyed Share Certificates. The holder of any certificates representing Shares shall immediately notify the Company of any loss, theft, destruction or mutilation of such certificate, and the Board may authorize the issuance of a new certificate in lieu thereof upon satisfactory proof of such loss, theft or destruction upon the giving of an open penalty bond with surety satisfactory to the Treasurer and the Company's counsel, to protect the Company or any person injured on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate from any liability or expense which it or they may incur by reason of the original certificates remaining outstanding and upon payment of the Company's reasonable costs incident thereto.


                                    DIVIDENDS


73. Dividends and Reserves. Subject to the Companies Act and the rights attaching to a particular class or series of Shares, the Board may, out of funds available therefor, declare dividends upon Shares to be paid to the Shareholders, according to their respective rights and interests as and when they deem expedient, and may fix the time for payment of such dividends. The Company may deduct from any dividend, distribution or other monies payable to a Shareholder by the Company on or in respect of any Shares all sums of money (if any) presently payable by the Shareholder to the Company on account of calls or otherwise in respect of Shares. No dividend, distribution or other monies payable by the Company on or in respect of any Share shall bear interest against the Company.


                                   WINDING UP


74. Winding-Up. If the Company is wound up, the liquidator may, with the sanction of a Resolution and any other sanction required by the Companies
      Acts:



      (1) divide among the Shareholders in cash or in kind the whole or any part of the assets of the Company (whether they consist of property of the same kind or not) and for such purposes set such value as the liquidator deems fair on any property to be so divided, and determine how such division shall be carried out as between the Shareholders or different


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

            classes of Shareholders, provided that in all events, amounts will be distributed pursuant to the rights attached to those Shares then outstanding; and


      (2) vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, thinks fit, but so that no Shareholder shall be compelled to accept any Shares or other assets upon which there is any liability.


             EXEMPTION AND INDEMNIFICATION OF DIRECTORS AND OFFICERS


75. Exemption and Indemnification of Officers. Subject always to these Bye-laws, no Officer shall be liable for the acts, receipts, neglects or defaults of any other Officer nor shall any Officer be liable in respect of any negligence, default or breach of duty on his or her own part in relation to the Company or any Subsidiary, or for any loss, misfortune or damage which may happen, in or arising out of the actual or purported execution or discharge of his or her duties or the exercise or purported exercise of his or her powers or otherwise in relation to or in connection with his or her duties, powers or office.

75.1. Subject always to these Bye-laws, every Officer shall be indemnified and held harmless out of the funds of the Company against all liabilities, losses, damages or expenses (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all legal and other costs and expenses properly payable) incurred or suffered by the Officer arising out of the actual or purported execution or discharge of the Officer's duties (including. without limitation, in respect of his or her service at the request of the Company as a director, officer, partner, trustee, employee, agent or similar functionary of another person) or the exercise or purported exercise of the Officer's powers or otherwise, in relation to or in connection with the Officer's duties, powers or office (including but not limited to liabilities attaching to the Officer and losses arising by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which such Officer may be guilty in relation to the Company or any Subsidiary of the Company).

75.2. Every Officer shall be indemnified out of the funds of the Company against all liabilities arising out of the actual or purported execution or discharge of the Officer's duties or the exercise or purported exercise of the Officer's powers or otherwise, in relation to or in connection with the Officer's duties, powers or office, incurred by such Officer in defending any proceedings, whether civil or criminal, in which judgement is given in the Officer's favour, or in which the Officer is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to the Officer by the court.

75.3. In this Bye-law 75 (i) the term "Officer" includes, in addition to the persons specified in the definition of that term in Bye-law 1, the Resident Representative, a member of a committee constituted under these Bye-laws, any person acting as an Officer or committee member in the reasonable belief that the Officer has been so appointed or elected, notwithstanding any defect in such appointment or election, and any person who formerly was an Officer or acted in any of the other capacities described in this clause (i) and (ii) where the context so admits, references to an Officer include the estate and personal representatives of a deceased Officer or any such other person.

75.4. The provisions for exemption from liability and indemnity contained in this Bye-law shall have effect to the fullest extent permitted by Applicable Law, but shall not extend to any matter which would render any of them void pursuant to the Companies Acts.

75.5. To the extent that any person is entitled to claim an indemnity pursuant to these Bye-laws in respect of an amount paid or discharged by him, the relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment (including advance payments of fees or other costs) or effecting such discharge.

75.6. The rights to indemnification and reimbursement of expenses provided by these Bye-laws shall not be deemed to be exclusive of, and are in addition to, any other rights to which a person may be entitled. Any repeal or amendment of this Bye-law 75 shall be prospective only and shall not limit the rights of any Officer or the obligation of the Company with respect to any claim arising prior to any such repeal or amendment.

75.7. In so far as it is permissible under Applicable Law, each Shareholder and the Company agree to waive any claim or right of action the Shareholder or it may at any time have, whether individually or by or in the right of the Company, against any Officer on account of any action taken by such Officer or the failure of such Officer to take any action in the performance of his duties with or for the Company, provided however, that such waiver shall not apply to any claims or rights of action arising out of the fraud or dishonesty of such Officer or to recover any gain, personal profit or advantage to which such Officer is not legally entitled.

75.8. Subject to the Companies Acts, expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to this Bye-law 75 shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified pursuant to this Bye-law 75.

75.9 Each Shareholder of the Company, by virtue of its acquisition and continued holding of a Share, shall be deemed to have acknowledged and agreed that the advances of funds may be made by the Company as aforesaid, and when made by the Company under this Bye-law 75 are made to meet expenditures incurred for the purpose of enabling such Officer to properly perform his or her duties as an Officer.


                               ACCOUNTING RECORDS


76. Accounting Records. The Board shall cause accounting records of the Company to be kept in accordance with the requirements of the Companies Acts.

76.1. The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit. If the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as are required by the Companies Acts to be so kept. The records of account shall at all times be open to inspection by the Directors and, to the extent prescribed by the Companies Acts, by the Resident Representative. No Shareholder (other than a Director) shall have any right to inspect any accounting record or book or document of the Company except as conferred by Applicable Law or authorised by the Board or by Resolution.


76.2. The Board shall arrange for the financial statements of the Company to be prepared and audited in respect of each year or other period from time to time fixed by the Board and shall arrange for those financial statements to be made available to Shareholders and laid before the Shareholders in general meeting in accordance with the requirements of the Companies Acts.


                                    AUDITORS


77. Auditors. Auditors shall be appointed and their duties regulated in accordance with the Companies Acts, Applicable Law and such requirements not inconsistent with the Companies Acts and Applicable Law as the Board may from time to time determine.


                               GENERAL PROVISIONS


78. Execution of Contracts, Papers and Documents. Except as otherwise required by Applicable Law or these Bye-laws, any contract or other instrument may be executed and delivered in the name and on behalf of the Company by such officers or employees of the Company, or such other person as the Board may from time to time determine, or in the absence of such determination, by the Chairman or the President. Such authority may be general or confined to specific instances as the Board may determine. Unless authorized by the Board or expressly permitted by these Bye-laws, no officer or agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to incur a pecuniary liability for any purpose.


79. Voting Shares in Other Companies. The Company may vote any and all shares and other securities having voting rights which may at any time and from time to time be held by it in any other company or companies and such vote may be cast either in person or by proxy by such officer of the Company as the Board may appoint or, in the absence of such appointment, by the Chairman or President.


80. Cheques, Drafts, etc. All cheques, drafts, bills of exchange or other orders for the payment of money out of the funds of the Company, and all notes or other evidences of indebtedness of the Company, shall be signed in the name and on behalf of the Company by such persons and in such manner as shall from time to time be authorized by the Board.

81. Corporate Seal. The Seal shall consist of a circular metal device with the name of the Company around its outer margin and the country and the year of incorporation across its centre. The Company may also have for use in any territory outside Bermuda one or more additional Seals, each of which shall be a duplicate of the Seal.

81.1 The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee of the Board. Subject to the Companies Acts, and except as otherwise provided in these Bye-laws, any instrument to which a Seal is affixed shall be signed by an Officer or by any person who has been authorised by the Board either generally or specifically to attest to the use of a Seal.


82.   Fiscal Year. The fiscal year of the Company shall be a period of twelve
      (12) calendar months beginning January 1 and ending on the following December 31 in the same year.


                    TRANSACTIONS WITH DIRECTORS AND OFFICERS


83. Affiliated Transactions. A Director may hold any other office or place of profit with the Company (except that of auditor) in addition to his or her office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration for so doing (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, in addition to any remuneration or other amounts payable to a Director pursuant to any other Bye-law.

83.1 A Director may act in a professional capacity for the Company (otherwise than as auditor) and the Director shall be entitled to remuneration for professional services as if he or she were not a Director.

83.2 Subject to the Companies Acts, a Director, (i) may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested, and (ii) may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any company or other person promoted by the Company or in which the Company is interested. A Director who in any way, whether directly or indirectly, to his or her knowledge has a material interest in a contract with the Company or any of its subsidiaries shall declare the nature of the Director's interest at the first opportunity at a meeting of the Board at which the question of entering into the contract is first taken into consideration, if the Director knows this interest then exists, or in any other case at the first meeting of the Board after learning that he or she is or has become so interested.

83.3 Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or other Officer declaring that he or she is a director or officer of any company, or has a material interest in, any company or person and is to be regarded as interested in any transaction or arrangement made with that company or person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.


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

83.4 So long as, where it is necessary, a Director declares the nature of his or her interest in accordance with this Bye-law, a Director shall not by reason of his or her office be accountable to the Company for any benefit the Director derives from any office or employment to which these Bye-laws allow him or her to be appointed or from any transaction or arrangement in which these Bye-laws allow the Director to be interested, and no such transaction or arrangement shall be avoided on the ground of any such interest or benefit.


84. Determining Quorum in the Event of Common or Interested Director. Upon declaring their interest, common or interested Directors may be counted in determining the presence of a quorum and, subject to these Bye-laws, may vote at a meeting of the Board or of a committee thereof which considered or authorized the contract or transaction.


                                  CONTINUATION


85. Continuance. Subject to the Companies Acts, approval of the Board and a Resolution passed by a majority of the issued Shares entitled to vote may approve the discontinuation of the Company in Bermuda and the continuation of the Company in a jurisdiction outside Bermuda.


                                  AMALGAMATION


86. Amalgamation. Any resolution proposed for consideration at any general meeting to approve the amalgamation of the Company with any other company, wherever incorporated, shall require the approval of the majority provided for in Bye-law 22 at such meeting and the quorum for such meeting shall be that required in Bye-law 19 and a poll may be demanded in respect of such resolution in accordance with the provisions of the Companies Act.


                        SALE, LEASE OR EXCHANGE OF ASSETS


(1)87. Sale, Lease or Exchange of Assets. The Board of Directors is hereby expressly authorized to sell, lease or exchange all or substantially all of the Company's property and assets, including the Company's goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or other property, including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors deems expedient and for the best interests of the Company, subject to the authorization by a resolution adopted by the affirmative vote of the holders of record of a majority of the outstanding shares of capital stock of the Company entitled to vote on the relevant record date with respect thereto. Notwithstanding authorization or consent to a proposed sale, lease or exchange of the Company's property and assets by the shareholders, the Board of Directors may abandon such proposed sale, lease or exchange without further action by the shareholders, subject to the rights, if any, of third parties under any contract relating thereto.


                             ALTERATION OF BYE-LAWS


(2)88. Alteration of Bye-laws. These Bye-laws may be revoked or amended only by the Board, which may from time to time revoke or amend them in any way by a resolution of the Board, but no such revocation or amendment shall be operative unless and until it is approved by a Resolution of the holders of a majority of the issued Shares entitled to vote.





                              --------------------
(1)Bye-law 87 inserted by amendment adopted at AGM held on 7 June 2005
(2)Bye-law 88 renumbered by amendment adopted at AGM held on 7 June 2005



                                       24